EXHIBIT 21

SUBSIDIARIES OF GOLDEN ENTERTAINMENT, INC.

No.	Subsidiary	Jurisdiction of Incorporation
1.	Golden Holdings, Inc.	Nevada
2.	77 Golden Gaming, LLC	Nevada
3.	Golden Route Operations-Montana LLC	Nevada
4.	Big Sky Gaming Management, LLC	Nevada
5.	Sartini Synergy Online, LLC	Nevada
6.	Golden Gaming, LLC	Nevada
7.	Golden Aviation, LLC	Nevada
8.	Golden Golf Management, LLC	Nevada
9.	Golden HRC, LLC	Nevada
10.	Golden Pahrump Nugget, LLC	Nevada
11.	Golden Pahrump Town, LLC	Nevada
12.	Golden Pahrump Lakeside, LLC	Nevada
13.	Golden Route Operations LLC	Nevada
14.	Golden Tavern Group, LLC	Nevada
15.	Sartini Gaming, LLC	Nevada
16.	Market Gaming, LLC	Nevada
17.	Cardivan, LLC	Nevada
18.	Corral Country Coin, LLC	Nevada
19.	Goldies Group, LLC	Nevada
20.	Golden - PT’s Pub Stewart-Nellis 2, LLC	Nevada
21.	Golden - PT’s Pub East Sahara 3, LLC	Nevada
22.	Golden - PT’s Pub Cheyenne-Nellis 5, LLC	Nevada
23.	Golden - PT’s Pub Summerlin 6, LLC	Nevada
24.	Golden - PT’s Pub Vegas Valley 7, LLC	Nevada
25.	Golden - PT’s Pub West Sahara 8, LLC	Nevada
26.	Golden - PT’s Pub Spring Mountain 9, LLC	Nevada
27.	Golden - PT’s Pub Flamingo 10, LLC	Nevada
28.	Golden - PT’s Pub Rainbow 11, LLC	Nevada
29.	Golden - PT’s Pub Durango 12, LLC	Nevada
30.	Golden - PT’s Pub Warm Springs 13, LLC	Nevada
31.	Golden - PT’s Pub Twain 14, LLC	Nevada
32.	Golden - PT’s Pub Tropicana 15, LLC	Nevada
33.	Golden - PT’s Pub Winterwood 16, LLC	Nevada
34.	Golden - PT’s Pub Sunset-Pecos 17, LLC	Nevada
35.	Golden - PT’s Pub MLK 18, LLC	Nevada
36.	Golden - PT’s Pub Tunes 19, LLC	Nevada
37.	Golden - PT’s Pub Decatur-Hacienda 20, LLC	Nevada
38.	Golden – PT’s Pub Decatur-Sobb 21, LLC	Nevada
39.	Golden – PT’s Pub Silverado-Maryland 22, LLC	Nevada
40.	Golden – PT’s Pub Silverado-Bermuda 23, LLC	Nevada
41.	Golden – PT’s Pub Sunrise 24, LLC	Nevada
42.	Golden – PT’s Pub Hualapai 25, LLC	Nevada
43.	Golden – PT’s Pub Big Game 26, LLC	Nevada
44.	Golden – PT’s Pub Cantina 27, LLC	Nevada
45.	Golden - PT’s Pub Fort Apache 29, LLC	Nevada
46.	Golden-PT’s Pub Ann 30, LLC	Nevada
47.	Golden - PT’s Pub Russell 31, LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
48.	Golden-PT’s Pub Centennial 32, LLC	Nevada
49.	Golden - PT’s Pub Horizon 33, LLC	Nevada
50.	Golden - PT’s Pub St. Rose 35, LLC	Nevada
51.	Golden - PT’s Pub Eastern 36, LLC	Nevada
52.	Golden - PT’s Pub Racetrack 37, LLC	Nevada
53.	Golden - PT’s Pub Anthem 38, LLC	Nevada
54.	Golden - PT’s Pub Sunset-Buffalo 39, LLC	Nevada
55.	Golden-PT’s Pub Triple Bar 40, LLC	Nevada
56.	Golden-PT’s Pub Oceans 41, LLC	Nevada
57.	Golden-PT’s Pub Desert Inn 42, LLC	Nevada
58.	Golden - PT’s Pub Spring Valley 44, LLC	Nevada
59.	Golden-O’Aces Bar Rainbow 46, LLC	Nevada
60.	Golden-O’Aces Bar Post 47, LLC	Nevada
61.	Golden - PT’s Pub Foothills 48, LLC	Nevada
62.	Golden-PT’s Pub Fred’s 49, LLC	Nevada
63.	Golden-PT’s Pub Crossroads TC 50, LLC	Nevada
64.	Golden-PT’s Pub Whitney Ranch 51, LLC	Nevada
65.	Golden-PT’s Pub Black Mountain 52, LLC	Nevada
66.	Golden-PT’s Pub Molly Malone’s 53 LLC	Nevada
67.	Golden-PT’s Pub Kavanaugh’s 54 LLC	Nevada
68.	Golden-PT’s Pub Sean Patrick’s 55 LLC	Nevada
69.	Golden-PT’s Pub Morrissey’s 56 LLC	Nevada
70.	Golden-PT’s Pub GB’s 57 LLC	Nevada
71.	Golden-PT’s Pub Owl 58 LLC	Nevada
72.	Golden-PT’s Pub Fireside 59 LLC	Nevada
73.	Golden-PT’s Pub Mountainside 60 LLC	Nevada
74.	Golden-PT’s Pub Oyster 61 LLC	Nevada
75.	Golden-PT’s Pub Beano’s 62 LLC	Nevada
76.	Golden-PT’s Pub Brew 63 LLC	Nevada
77.	Golden-PT’s Pub Ranch 64 LLC	Nevada
78.	Sparky’s South Carson 7, LLC	Nevada
79.	Sparky’s South Meadows 8, LLC	Nevada
80.	Golden-Sierra Gold Double R 1, LLC	Nevada
81.	Golden-Sierra Junction Double R 2, LLC	Nevada
82.	Sierra Gold Jones 3, LLC	Nevada
83.	Sierra Gold Buffalo 4, LLC	Nevada
84.	Sierra Gold Stephanie 5, LLC	Nevada
85.	Sierra Gold Aliante 6, LLC	Nevada
86.	Golden RR Eastern 3, LLC	Nevada
87.	Bonnie’s 1 LLC	Nevada
88.	Goldies Hualapai 1, LLC	Nevada
89.	Goldies Valley View 2, LLC	Nevada
90.	Goldies South Meadows 4, LLC	Nevada
91.	Goldies Cactus 5, LLC	Nevada
92.	Goldies Warm Springs 6, LLC	Nevada
93.	Goldies Windmill 7, LLC	Nevada
94.	Goldies Westcliff 8, LLC	Nevada
95.	Lakes Game Development, LLC	Minnesota
96.	Lakes Gaming - Mississippi, LLC	Minnesota
97.	Lakes Gaming and Resorts, LLC	Minnesota
98.	Lakes Jamul, Inc.	Minnesota
99.	Lakes KAR Shingle Springs, L.L.C.	Delaware

No.	Subsidiary	Jurisdiction of Incorporation
100.	Lakes Kean Argovitz Resorts - California, L.L.C.	Delaware
101.	Lakes Nipmuc, LLC	Minnesota
102.	Lakes Pawnee Consulting, LLC	Minnesota
103.	Lakes Pawnee Management, LLC	Minnesota
104.	Lakes Shingle Springs, Inc.	Minnesota
105.	Pacific Coast Gaming - Santa Rosa, LLC	Minnesota
106.	Lakes Florida Development, LLC	Minnesota
107.	Lakes Maryland Development, LLC	Minnesota
108.	Lakes Cloverdale, LLC	Minnesota
109.	Evitts Resort, LLC	Maryland
110.	Golden-PT’s BWS 65, LLC	Nevada
111.	Sierra Gold Flamingo 7 LLC	Nevada
112.	Golden-PT’s SRD 66 LLC	Nevada
123.	Golden-PT’s Oso Blanca 67 LLC	Nevada
124.	Golden-PT’s El Capitan 68 LLC	Nevada
125.	Golden-PT’s West Martin 69 LLC	Nevada
126.	Golden-PT’s Huntington Cove 70 LLC	Nevada
127.	Lakes Jamul Development, LLC	Minnesota